EXHIBIT 23

                          Independent Auditors' Consent

We consent to the incorporation by reference in Registration Statement No. 33-11717 of Middlesex Water Company on Form S-3 of our report dated February 14, 1997, incorporated by reference in this Annual Report on Form 10-K of Middlesex Water Company and its subsidiaries for the year ended December 31, 1996.



/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP
Parsippany, New Jersey
March 27, 1997